UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
             ____________________________________________________

                                FORM 8-K
                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1933

                            December 26, 2005
              Date of Report (Date of earliest event reported)
            ____________________________________________________

                       iWORLD PROJECTS & SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

                               814-00689
                          (Commission File No.)

                                Nevada
               (State or other jurisdiction of incorporation)

                              88-0492267
                  (IRS Employer Identification Number)

   412 Brevard Avenue, Cocoa, FL                          32922
 (Address of principal executive offices)                 (ZIP Code)

                              (321) 433-4911
       (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    _____________________________________________________________












ITEM  8.01.  OTHER EVENTS

	In September, 2005, Process Integrity, Inc., a portfolio investment subsidiary of Registrant, entered into a loan agreement under which it borrowed funds secured by Process Integrity?s interest in certain software developed by it to manage and regulate process control and quality improvement in manufacturing or other industries. The software documentation was placed with an escrow agent designated in the loan documents. Repayment of the loan was due on November 30, 2005, but Process Integrity, Inc. was unable to repay the loan and accrued interest at that time. A notice of default was issued by the lender on December 8, 2005, triggering a 15 day cure period under the terms of the loan documents. The cure period expired on or about December 26, 2005, and Process Integrity, Inc. has issued instructions to release the escrowed material to the lender in accordance with the terms of the loan documents. In addition, Michael Young, President of Process Integrity, Inc., has resigned his positions with Process Integrity, Inc. to pursue other matters.

	Registrant is currently evaluating the effect of these events on the value of its portfolio investment in Process Integrity, Inc. As part of its review of the Registrant?s portfolio investments for the calendar year ended December 31, 2005, Registrant?s Investment Committee will determine whether and the extent of, any reduction in the reported value of the portfolio investment in Process Integrity, Inc. It is anticipated, however, that the value of this portfolio investment will be reduced.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2005

                            iWORLD PROJECTS & SYSTEMS, INC.


                            By /s/ David Pells
                          -----------------------------------------
                             David Pells, President